EXHIBIT 23.1







          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 20, 1994, included in this Form 11-K for the year ended December 31, 1993, into Snyder Oil Corporation's previously filed Registration Statement No. 33-48213.


                             ARTHUR ANDERSEN & CO.




Dallas, Texas
    June 22, 1994